EX 10.7

                               FIRST AMENDMENT TO
    EMPLOYMENT AGREEMENT AND ASSIGNMENT OF RIGHTS AND EXCLUSIVE LICENSE AND
              ASSUMPTION OF OBLIGATIONS AND SALE OF CERTAIN ASSETS

              This FIRST AMENDMENT TO EACH OF EMPLOYMENT AGREEMENT AND ASSIGNMENT OF RIGHTS AND EXCLUSIVE LICENSE AND ASSUMPTION OF OBLIGATION AND SALE OF CERTAIN ASSETS (the "AMENDMENT"), dated as of September __2004, by and among Sonoma College, Inc. ("SONOMA"), H. John Stalcup, Ph.D. ("STALCUP"), an individual whose address is 12140 Vintage Lane and Homeland Safety Training, Inc. ("HSTi") P.O. Box 928, Glen Ellen, CA 95442

       WHEREAS, Sonoma and Stalcup entered into an Employment Agreement dated February 26, 2004 (the "EMPLOYMENT AGREEMENT") PURSUANT TO WHICH Sonoma employs Stalcup as President and Chief Academic Officer of Sonoma; and

       WHEREAS, Sonoma and HSTi, an entity that Stalcup owns a majority of its issued and outstanding equity, entered into an Assignment of Rights and Exclusive License and Assumption of Obligations and Sale of Certain Assets dated February 26, 2004 (the "RIGHTS AGREEMENT") pursuant to which HSTi assigned certain intellectual property and inventory to Sonoma

       WHEREAS, the parties desire to amend the Employment Agreement and the Rights Agreement as set forth herein:

       NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1. Capitalized terms used in this Amendment have meanings ascribed to them in the Employment Agreement and those definitions are incorporated by reference into this Amendment.

2. Section 3.1 of the Employment Agreement is hereby deleted in it's entirety and replaced with the following:

Section 3.1. Base Salary. For the period beginning on February 26, 2004 and ending on August 31, 2004, Stalcup's salary shall be equivalent to seventy five thousand dollars ($75,000) per years. For the period beginning on September 1, 2004 and ending on the termination of the Agreement, Stalcup's salary shall be equivalent to one hundred thousand dollars ($100,000) per year. In addition, beginning on September 1, 2004, Stalcup may be entitled to a quarterly cash bonus of up to twenty five thousand dollars ($25,000) (not to exceed one hundred thousands dollars ($100,000) per year) (the "CASH BONUS"), as determined on a quarter by quarter basis. If Stalcup and/or the Company achieves certain quarterly objectives as agreed to in writing by and between the Board of Directors of the Company and Stalcup. Any portion of the Cash Bonus earned by Stalcup pursuant to this Section 3.1 shall be paid by the Company to Stalcup no later than (y) with respect to each quarter (other than fiscal year-end quarter) thirty (30) days after the completion of the quarterly financials of the Company; and (2) with respect to fiscal year-end quarter, thirty (30) days after the completion of the annual audit of the Company."

3. Section 3.4 and subsequent 3.4.1, 3.4.2, 3.4.2.1,  3.4.2.2, 3.4.2.3, 3.4.2.4,
3.4.3, 3.4.4, 3.4.5 and 3.4.6 of the Employment Agreement are hereby deleted in their entirety and replaced with the following:

"Section 3.4. Stock Options. For each of the next three (3) fiscal years of the Company (commencing with the year ending in 2005), Stalcup may be entitled to an option ("bonus options") to purchase three hundred thirty three thousand (333,000) shares of common stock of the Company for the achievement of certain objectives as agreed to in writing by and between the Board of Directors of the Company and Stalcup (the "BONUS OBJECTIVES"). If the Bonus Objectives are attained, with respect to a fiscal year in which a Bonus Option may be granted pursuant to the immediately preceding sentence, the Bonus

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Option  shall be  granted  pursuant  to and in  accordance  with the  terms  and conditions of the Company's 2004 Stock Option Plan. The exercise price with respect to any Bonus Option shall be the fair market value of the common stock underlying such option on the date such option was granted."

4. Section 3.1 of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

"Section 3.1. PAYMENT. In consideration of the assignments and licenses granted to the Company pursuant to Article 2 of this Agreement, the Company hereby grants to HSTi an option (the "OPTION") to purchase 400,000 shares of common stock of the Company at an exercise price of twenty-five cents ($0.25) per share (subject to adjustment for stock splits, stock dividends and the like). The Option shall vest on June 30, 2006 and may be exercised during the period beginning on June 30, 2006 and ending on June 20, 2011. The Option is not transferable or assignable and a change of control of HSTi, except in the case of the death or disability of John Stalcup, whether by merger, sale or issuance of equity or otherwise will terminate the Option."

5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all the parties reflected hereon as the signatories.

6. GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

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              IN WITNESS WHERE,  the undersigned have executed this Amendment as of the date set forth above.

                                 SONOMA:
                                 Sonoma College, Inc.

                                 By: /s/ Charles Newman
                                 ---------------------------------
                                 Charles Newman
                                 Chief Executive Officer

                                 STALCUP:

                                 /s/ H. John Stalcup
                                 ---------------------------------
                                 H. John Stalcup, Ph.D.

                                 HSTi:
                                 Homeland Security Training, Inc.

                                 By: /s/ H. John Stalcup, Ph.D.
                                 ---------------------------------
                                     H. John Stalcup, Ph.D.
                                     President